Exhibit 23.1

[Williams & Webster Letterhead]

Board of Directors
Advanced Biotherapy, Inc.
Woodland Hills, CA

CONSENT OF CERTIFIED PUBLIC ACCOUNTS

We consent to the use of our reports dated February 26, 2002 on the financial statements of Advanced Biotherapy, Inc. as of December 31, 2001, and the period then ended, and the inclusion of our name under the heading “Experts” in the Form SB-2A Registration Statement including, without limitation, Post Effective Amendment No. 2, filed with the Securities and Exchange Commission.

Williams & Webster, P.S.
Spokane, Washington

June 20, 2002